Exhibit 99.1

EXPEDIA GROUP

PRESS STATEMENT FOR RELEASE ON 1 JULY 2015

EXPEDIA AMENDS RATE, CONDITIONS AND AVAILABILITY PARITY CLAUSES

1 July 2015 – The Expedia group (Expedia) today announced that it intends to waive certain clauses in its agreements with its European hotel partners.

A number of European competition authorities are currently investigating rate, conditions and availability parity clauses in certain online travel agency agreements with hotels. Expedia has worked closely and constructively with these authorities and the European Commission and today announced that it is waiving its rate, conditions and availability parity clauses with its hotel partners for a period of five years in line with Clauses 1.1, 1.2 and 2.1 of the formal commitments offered by Booking.com and accepted by the national competition authorities in France, Italy and Sweden in April 2015. The changes announced today apply to all hotel properties in Europe and affect consumers booking via Expedia’s sites worldwide.

Expedia’s waivers will become effective as at 1 August 2015 and Expedia will contact its hotel partners in Europe individually to communicate this announcement and how it intends to implement the changes announced today.

While Expedia maintains that its current rate, conditions and availability parity clauses are lawful and in compliance with competition law, Expedia considers that today’s announcement is a positive step towards facilitating the closure of the open investigations into such clauses on a harmonised pan-European basis.

Today’s announcement ensures that Expedia can continue to invest in technological innovation and maintaining a first class consumer experience on its sites, by offering consumers transparency, value and choice together with a great booking experience.

With its announcement Expedia offers hotels and consumers an effective pan-European solution. The pan-European scope of Expedia’s announcement is also an important contribution to the European Commission’s Digital Single Market objective.

To the extent that individual countries’ regulatory or legislative developments may in the future cut across Expedia’s change of commercial policy announced today, Expedia naturally reserves the right to adjust its revised approach as appropriate.

Expedia remains committed to offering consumers the widest possible choice of travel options at compelling prices. Expedia hopes that today’s announcement will allow it and its hotel partners to focus again fully on jointly delivering choice and value to travellers looking for compelling European accommodation deals.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS: This Press Statement contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance. These forward-looking statements are based on Expedia management’s expectations as of the date hereof and assumptions which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Actual results and the timing and outcome of events may differ materially from those expressed or implied in the forward-looking statements for a variety of reasons, as well as other risks detailed in Expedia, Inc.’s public filings with the Securities and Exchange Commission (“SEC”), including Expedia, Inc.’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Except as required by law, Expedia undertakes no obligation to update or revise any forward-looking or other statements included in this Press Statement whether as a result of new information, future events or otherwise.

About the Expedia group

The Expedia group (NASDAQ: EXPE) is one of the world’s leading travel companies, with an extensive brand portfolio that includes leading online travel brands, such as:

•	Expedia.com®, a leading full service online travel agency with localized sites in 31 countries

•	Hotels.com®, the hotel specialist with localized sites in more than 60 countries

•	Hotwire®, a leading discount travel site that offers opaque deals in 12 countries throughout North America, Europe and Asia

•	Travelocity®, a pioneer in online travel and a leading online travel agency in the US and Canada

•	Egencia®, a leading corporate travel management company

•	Venere.com™, the online hotel reservation specialist in Europe

•	trivago®, a leading online hotel metasearch company with sites in 51 countries

•	Wotif Group, a leading operator of travel brands in the Asia-Pacific region, including Wotif.com ®, lastminute.com.au®, travel.com.au, Asia Web Direct®, LateStays.com and GoDo.com.au

•	Expedia Local Expert®, a provider of online and in-market concierge services, activities, experiences and ground transportation in hundreds of destinations worldwide

•	Classic Vacations®, a top luxury travel specialist

•	Expedia® CruiseShipCenters®, a provider of exceptional value and expert advice for travelers booking cruises and vacations through its network of 180 franchise locations across North America

•	CarRentals.com™, the premier car rental booking company on the web

The company delivers consumers value in leisure and business travel, drives incremental demand and direct bookings to travel suppliers, and provides advertisers the opportunity to reach a highly valuable audience of in-market consumers through Expedia® Media Solutions. Expedia also powers bookings for some of the world’s leading airlines and hotels, top consumer brands, high traffic websites, and thousands of active affiliates through Expedia® Affiliate Network. For corporate and industry news and views, visit us at www.expediainc.com or follow us on Twitter @expediainc.

Trademarks and logos are the property of their respective owners. © 2015 Expedia, Inc. All rights reserved. CST: 2029030-50

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